Exhibit 99.1

Security With Advanced Technology and PepperBall Technologies Complete Merger

PepperBall and SWAT shareholders approve all proposals at September 17, 2008 shareholder meetings; now combined into one of the largest suppliers in the less-lethal domestic and international markets soon to have new trading symbol “PBAL”.

San Diego, CA., September 22, 2008—Security With Advanced Technology, Inc. (Nasdaq: SWAT) and PepperBall Technologies, Inc. (“PTI” or “PepperBall”) jointly announced today that the merger of the two companies was approved at shareholder meetings held on September 17, 2008 and the merger was closed on September 19, 2008. Pursuant to the terms of the Merger Agreement, dated as of May 27, 2008, by and among SWAT, PepperBall and PTI Acquisition Corporation (a wholly-owned subsidiary of SWAT), on September 19, 2008 PTI Acquisition Corporation merged with and into PepperBall, with PepperBall surviving as a wholly-owned subsidiary of SWAT. As further provided in the Merger Agreement, SWAT is in the process of changing its name to PepperBall Technologies, Inc., and expects to begin trading under the new symbol “PBAL” on the Nasdaq Capital Market beginning after September 26, 2008. Additional details will be forthcoming in press releases and other communications regarding this name change, the trading symbol, the CUSIP number and the process for exchanging stock certificates. The litigation between the two organizations that has been expensive and distracting for both companies is also being dismissed.

PepperBall is the most widely recognized name brand and largest supplier of non-lethal pava-based launchers and projectiles for those launchers and has sold over 16,500 launchers and 15 million projectiles to over 3,000 law enforcement agencies. The newly combined company has five launcher products currently being sold into the marketplace, three of which are very recent introductions that have just begun selling and production ramp-up. Additionally, PepperBall is commencing production of a new small lightweight hand-held product that is designed for personal protection use in the consumer and institutional market and believed to have a very broad potential market. A roll–out of this exciting product is expected to commence over the coming weeks.

Eric Wenaas, President and CEO of PTI, noted, “We are very excited that this merger has been consummated to now allow management of the combined entity to focus on product roll-out, increasing sales and expanding new product penetration and opportunities worldwide, to consumers, law enforcement, private security, corrections and the military. The introduction of our consumer division is forthcoming along with the ability to buy our consumer products over the internet. We encourage you to visit our web site and believe you will find the video footage to be entertaining and the novel products to be of great benefit.”

PepperBall’s full line of products, including specifications and demonstration videos can be accessed on their website at: www.pepperball.com.

About Security With Advanced Technology, Inc. —
Security With Advanced Technology, Inc. soon to be renamed PepperBall Technologies, Inc., is focused on developing and selling non-lethal personal protection devices as well as surveillance and intrusion detection systems. SWAT’s products and services are designed for consumers, government agencies, military and law enforcement, in addition to commercial facilities. For additional information, visit either www.pepperball.com or www.swat-systems.com.

Forward-Looking Statement
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the company’s history of losses, the company’s need to raise additional working capital, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology and the company’s ability to integrate the combined operations into a viable enterprise and to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC, including the Risk Factors beginning on page 11 of the company’s Registration Statement on Form S-4 (File No. 333-152645).

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Contacts:
          Eric Wenaas - President & CEO - 858-638-0236
          Jeff McGonegal - CFO - 303-475-3786